Exhibit 99.1

TRANSGENOMIC ANNOUNCES PLANS TO LAUNCH LIQUID BIOPSY CANCER TEST PIPELINE DURING 2015

Plans to Release Up to Six New Lab-Based Cancer Tests This Year Targeting Actionable Mutations in
Melanoma, Lung Cancer and Colorectal Cancer for Use with Tissue or Liquid Biopsy Samples

OMAHA, Neb. (June 22, 2015) -- Transgenomic, Inc. (NASDAQ: TBIO), a global biotechnology company advancing precision medicine through advanced diagnostic tests and clinical and research services, today announced that it is planning to launch up to six new genetic cancer tests this year based on its Multiplexed ICE COLD-PCR™ (MX-ICP) technology. The new tests will focus on actionable genetic mutations and alterations in patients with melanoma, non-small cell lung cancer (NSCLC) and colorectal cancer, and will include both single tests and multi-gene panels. Transgenomic’s MX-ICP technology has demonstrated exceptional sensitivity and accuracy using either standard tissue or liquid biopsy samples such as blood and plasma. The tests are expected to be available for diagnostic use through Transgenomic’s CLIA-certified laboratory.

“We are ahead of schedule in commercializing our pipeline of laboratory-based cancer tests to meet the growing demand for targeted and personalized cancer treatments,” said Paul Kinnon, President and Chief Executive Officer of Transgenomic. “The unsurpassed accuracy of our Multiplexed ICE COLD-PCR technology and its ability to produce highly sensitive and accurate results from small amounts of virtually any type of patient sample enable its broad use for tumor detection and monitoring. The fact that MX-ICP is a platform technology is also facilitating the rapid development of our pipeline. We intend to release two or three new single and panel tests per quarter for the remainder of this year, focusing on the two most prevalent cancers--colorectal and lung, as well as melanoma, which is especially amenable to targeted therapies.”

Transgenomic’s current product pipeline includes additional MX-ICP-based patient tests for clinically-relevant actionable mutations such as EGFR mutations, colorectal cancer mutations, NSCLC and melanoma resistance, colorectal cancer prognosis and NSCLC plasma monitoring.

Multiplexed ICE COLD-PCR identifies tumor mutations with up to a 500-fold increase in sensitivity over conventional methods and with the most precise sequence alteration detection rates available--down to 0.01% frequency from as little as 4-5 ml of plasma sample, making it possible to obtain accurate and sensitive biopsies using either liquid or tissue specimens. ICE COLD-PCR was originally developed by the laboratory of Dr. Mike Makrigiorgos at the Dana-Farber Cancer Institute, which has exclusively licensed rights to the technology to Transgenomic.

For more information on Transgenomic’s CLIA cancer testing and monitoring services, click here.

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCR™ and its unique genetic tests provided through its Patient Testing business. Transgenomic also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies and sells equipment, reagents and other consumables for applications in molecular testing and cytogenetics. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to the expected timing for the launch of new products and tests, the number of tests to be released by Transgenomic, the effectiveness of the Multiplexed ICE COLD-PCR technology, the availability of the tests for diagnostic use and expectations regarding Multiplexed ICE COLD-PCR’s ability to facilitate the development of Transgenomic’s pipeline. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission, including in Transgenomic’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2015. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts:
Media Contact	Investor Contact
BLL Partners LLC	Argot Partners
Barbara Lindheim, 212-584-2276	Susan Kim, 212-600-1902
blindheim@bllbiopartners.com	susan@argotpartners.com